SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2020

Alterola Biotech Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-156091	TBA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 S Lemon Ave #4041, Walnut CA	91789
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 909-584-5853

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 5.02 below pertaining to the issuance of 7,000,000 unregistered shares of the Company’s common stock is incorporated by reference into this Item 3.02.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2020, the board of directors accepted the resignations of Lahit Kumar Verma as CEO and Dheeraj Jain as CFO. Mr. Verma will remain a member of the board of directors. The board, on the same date, appointed Larson Elmore as CEO and member of the board of directors, Peter Maddocks as CFO, Rene Lauritsen as COO and Aubrey Oliver as Chief Medical Officer and a member of the board of directors of the Company.

The following received 1,000,000 shares of the Company’s common stock for each of their respective appointments for a total issuance of 7,000,000 shares of common stock: Larson Elmore, Rene Lauritsen, Alex Lightman, Aubrey Oliver, Michael Weiss, Mark Glazier and Zohar Koren.

Larson Elmore, Chief Executive Officer, Age 71, is a creative visionary whose passion is to pass on ideas and concepts to the next generation bringing about change that makes the world a better place. Mr. Elmore is currently self-employed and retired since 2012 after working as CEO and Director of Illustrato Pictures International, Inc. He formed Red Creek Real Estate Development, LLC, in Colorado Springs, Colorado and has been sole member since February 16, 2018.He has consulted and has been specializing and organizing visionary ventures from Private to Public Companies. During the past 35 years he has been instrumental in establishing various enterprises in the promotion of products and services. This has helped Mr. Elmore to become very experienced and seasoned, as it pertains to the implementation and economic feasibility of many products and services, thus making him heavily sought after for his consulting services. He has a broad base of knowledge in various disciplines and a strong rolodex of contacts from multiple industries to organize and provide high quality leadership for establishing a company's growth path. He has provided consultation and management services in the real estate development industry. He developed and managed over 100 Million of a Personal Portfolio of Retirement Centers and mixed-use developments, constructing strip-mall shopping facilities from 50,000 sq. ft. to large office complexes and large resort developments. Mr. Elmore also secured funding commitments for multiple real estate development projects and provided feasibility and consultant services to his clients. His project management skills and his work ethic has made him a valuable contributor to leadership and success of his endeavors.

Peter E. Maddocks, Chief Financial Officer, Age 61, is a British Citizen residing in Chatham Kent, England, Peter is a Chartered Accountant who worked for KPMG before he entered the banking world as a financial controller with Citi Bank, ANZ, Abbey National and Grindlays, He spent several years in senior financial controllers position with Citi Bank Private Banking in London, as financial controller of Citi Bank Italy and South East Europe, based in Rome and with Citi Bank Venture Capitals emerging markets group. Over the past fifteen years has held directorships in several private and public companies traded in the USA and has served as Chief Executive officer of a London Stock Exchange “Alternative Investment Market Listed Company in the Mining and Oil and Gas sectors. Over the past twenty years has held directorships in several private and public companies traded in the USA and has served as Chief Executive officer of a London Stock Exchange “Alternative Investment Market Listed Company in the Mining and Oil and Gas sectors. Since 2005 or over the past ten years he has been a President and Chief Executive Officer of Tucumcari Exploration LLC, a Nevada Company engaged in ownership of a Natural Gas project in Tucumcari New Mexico. Since July 28th, 2014 to present date he has been Chairman of London Mining Finance Limited, a privately held company engaged in financing mining ventures. He is also a Director of two privately held property development companies named Regency Homes & Estates Limited and Royal Palace Cove Estates Limited. He is the Chairman of Golden Square Equity Partners Limited and Chairman of London Pharma Holdings Limited. He is He has served as Chief Executive Officer, President, Secretary and Director of Alterola Biotechnology Inc, since March 26th, 2018., he will step down as Chief Executive officer effective immediately, however he will continue to serve as Chief Financial officer, President and corporate secretary of the company.

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Rene Lauritsen, Chief Operating Officer, Age 46. Mr. Lauritsen has been a consultant of WikiSoft Corp. since 2018. From 2005 to present, Mr. Lauritsen has worked as independent business consultant. Mr. Lauritsen holds a degree in business administration from Aarhus Business School and IT-administration from Niels Brock Copenhagen Business School.

He has for more than a decade as an independent Business Consultant and has spent this time focusing on helping early and mid-stage companies meet their objective shaving been involved with numerous types of business start-up. His expertise is in the development and implementation of business and market plans being deeply involved with developing growth strategies, execution plans, product development, business development and finding strategic alliances. In addition, he have a good working knowledge of public markets and the obligations and expectations of companies listed on the on the public markets

Aubrey Oliver, Chief Medical Officer, Age 55, From 2013 to the present, Dr. Oliver is a Holistic Health Practitioner at Batunde Medical Centre where she treats patients and conducts research with Co Mra-Therapy, a unique new therapy which combines an infrared laser with a magnetic field, ultrasound and color LEDs into a coherent and non-invasive treatment that works at a cellular level through regeneration and rejuvenation. CARIBBEAN CLINICAL RESEARCH ASSOCIATES Coordinating Physician on cutting edge clinical research with CBD oil, nano liposome, and alcohol- based forms to find out the absorbency efficacy on healthy cells additionally as a certified bio energetics therapist for cell regeneration and stem cell activation therapy research was conducted. BATUNDE MEDICAL CENTR UNIVERSITY OF THE WEST INDIES ATHLETICS DEPARTMENT: Energy Medicine Therapist, work with injured athletes, get them ready for meets in a shorter time than conventional medicine by repairing cells with multi radiances including low level laser, LED, ultra- sound, and magnet of Education Doctorate: Anglo-American Institute of Drugless Therapy Bachelor of Arts: Complementary and Alternative Health EMBA Social Science: Southern Trinity University, Dallas Texas, U.S.A. Diploma: A.T.S. Broadcast Center, New York City, NY U.S.A. Undergrad: Social Science studies at Fordham University, New York City Undergrad: Studies in Business Administration: Adelphi University, Garden City, NY U.S.A.

There are no family relationships between any of the foregoing appointees and any of our directors or executive officers.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

On July 20, 2020, the board of directors appointed Alex Lightman, Michael Weiss, Mark Glazier and Zohar Koren to the Company’s Advisory Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterola Biotech, Inc.

/s/ Larson Elmore

Larson Elmore

Chief Executive Officer

Date: August 17, 2020

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